FIRST AMENDMENT TO AMENDED AND
                RESTATED EMPLOYMENT AGREEMENT

     This First Amendment to Amended and Restated Employment Agreement dated effective July 2, 1993, amends that certain Employment Agreement ("Employment Agreement") by and among Cinergy Corp., a Delaware corporation ("Cinergy"), Cinergy Services, Inc., a Delaware corporation ("Cinergy Services"), The Cincinnati Gas & Electric Company, an Ohio corporation ("CG&E"), PSI Energy, Inc., an Indiana corporation ("PSI"), and James E. Rogers (the "Executive") amended and restated as of July 2, 1993. Cinergy, Cinergy Services, CG&E, and PSI will sometimes be referred to in this First Amendment to Amended and Restated Employment Agreement collectively as the "Company". This First Amendment to Amended and Restated Employment Agreement amends the Employment Agreement as follows:

     1. The substantive provisions of Section 1(b) are deleted in their entirety and replaced with the following:

    "The Employment Period shall commence as of the consummation date (the "Effective Date") of the merger (the "Merger") pursuant to the terms of the Merger Agreement and shall continue until the third anniversary of the Effective Date; provided, however, that commencing on each anniversary date of the Effective Date (the "Anniversary Date"), the term of this Agreement shall automatically be extended for one (1) additional year if neither the Company nor the Executive shall have given written notice to the other of its intent to terminate this Employment Agreement at least fifteen (15) days prior to such Anniversary Date;
     provided, further, however, that if the Merger
     Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed canceled and of no force or effect and the 1990
     Employment Agreement shall remain in full force and effect. For all periods prior to, but not including, the Effective Date, the 1990 Employment
     Agreement shall remain in full force and effect.
     As of the Effective Date, the 1990 Employment
     Agreement shall terminate and be of no force and effect. As a condition to the Merger, the parties hereto agree that the Company shall be responsible for all the premises, covenants and agreements set forth in this Agreement."

     2. All other provisions of the Employment Agreement remain unchanged by this First Amendment to Amended and Restated Employment Agreement.

     IN WITNESS WHEREOF, the Executive and the Corporation have caused this First Amendment to Amended and Restated
Employment Agreement to be executed as of the day and year first above written.


CINERGY CORP., CINERGY SERVICES, INC.
THE CINCINNATI GAS & ELECTRIC COMPANY,
and PSI ENERGY, INC.



By:           Jackson H. Randolph___________
             (Jackson H. Randolph)
        Chairman and Chief Executive Officer



EXECUTIVE



              James E. Rogers______________
             (James E. Rogers)